UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

MOJO DATA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	333-175003	66-0808398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2105 Plantation Village
Dorado, Puerto Rico	00646
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 521-9700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

On April 29, the Registrant filed a Current Report on Form 8-K to report under Item 5.02 the termination of Ralph Amato from its Board of Directors and the termination of the Consulting Agreement between the Registrant and Ventana Capital Partners, LLC, a company controlled by Mr. Amato. This amendment to Form 8-K is being filed (i) to provide the written response of Mr. Amato to his termination from the Board of Directors; and (ii) to correct the date of the earliest event reported from January 31, 2014 to April 24, 2014.

Attached, as Exhibit 99.1, in accordance with Item 5.02(a)(3)(iii), is the letter response of Ventana Capital Partners, LLC and Ralph Amato to the 8-K filed by the Registrant on April 29, 2014; Attached as Exhibit 99.2 is a copy of the Consulting Agreement between the Registrant and Ventana Capital Partners, LLC.

ITEM 9.01 Financial Statements and Exhibits

99.1 Letter dated April 30, 2014 from Ventana Capital Partners, LLC to Joseph Spiteri

99.2 Consulting Agreement dated April 24, 2013 by and between Mobile Data Systems, Inc. and Ventana Capital Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO DATA SOLUTIONS, INC.

Dated: May 2, 2014	By:	/s/ JOSEPH SPITERI
Joseph Spiteri
Chief Executive Officer
(Principal Executive Officer)